Exhibit 10.12

CITIGROUP GLOBAL MARKETS INC. CITICORP NORTH AMERICA, INC. 390 Greenwich Street New York, New York 10013	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED 4 World Financial Center North Tower New York, New York 10080	MORGAN STANLEY SENIOR FUNDING, INC. 1585 Broadway New York, New York 10036

September 14, 2004

SUNSTONE HOTEL INVESTORS, L.L.C.

903 Calle Amanecer, Suite 100

San Clemente, California 92673

Attention: Jon D. Kline

 Executive Vice President

 and Chief Financial Officer

$150,000,000 Senior Secured Revolving Credit Facility

and $75,000,000 Subordinate Term Loan Facility

COMMITMENT LETTER

Ladies and Gentlemen:

Citicorp North America, Inc. (“CNAI”), Merrill Lynch Capital Corporation (“MLCC”) and Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”; collectively with CNAI and MLCC, the “Initial Lenders”) are each pleased to inform Sunstone Hotel Investors, L.L.C. (“Sunstone”) of its several commitment to provide Sunstone Hotel Partnership, LLC (the “Borrower”) with 33 2/3% of the full principal amount of (i) a $150,000,000 senior secured revolving credit facility (the “Revolving Credit Facility”) and (ii) a $75,000,000 subordinate term loan facility (the “Term Loan Facility”; collectively with the Revolving Credit Facility, the “Facilities”), subject to the terms and conditions of this letter and the attached Annexes I and II (collectively, and together with the Fee Letter referred to below, this “Commitment Letter”). Further, Citigroup Global Markets Inc. (“CGMI”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”; collectively with CGMI and Morgan Stanley, the “Co-Lead Arrangers”) and Morgan Stanley are each pleased to inform Sunstone of its several commitment to act as joint lead arrangers and joint book running managers for the Facilities, subject to the terms and conditions of this Commitment Letter. Furthermore, CNAI is pleased to inform Sunstone of its commitment to act as administrative agent and collateral agent for the Facilities, subject to the terms and conditions of this Commitment Letter. The proceeds of the Facilities will be used for general corporate purposes of the Borrower, acquisitions, refinancing of certain existing mortgage indebtedness and payment of fees and expenses related to the Facility and the other transactions contemplated by the loan documents.

Section 1. Conditions Precedent. The commitments of the Initial Lenders and Co-Lead Arrangers (collectively, the “Lender Parties”) hereunder are subject to: (i) the preparation, execution and delivery of mutually acceptable loan documentation incorporating substantially the terms and conditions outlined in this Commitment Letter (the “Operative Documents”); (ii) the absence of (A) any material adverse change in the business, condition (financial or otherwise), operations or prospects, of the Borrower or the Borrower and its subsidiaries, taken as a whole since December 31, 2003, and (B) any circumstance, change or condition in the loan syndication, financial or capital markets generally that, in the judgment of the Co-Lead Arrangers, could reasonably be expected to materially impair syndication of the Facility; (iii) the accuracy and completeness of all representations that the Borrower makes to the Lender Parties and all information that the Borrower or any of its affiliates furnishes to the Lender Parties; and (iv) compliance by Sunstone and the Borrower with the terms of this Commitment Letter, including, without limitation, the payment in full of all fees, expenses and other amounts payable under this Commitment Letter.

Section 2. Commitment Termination. The commitments of the Lender Parties hereunder will terminate on the earlier of (a) the date the Operative Documents become effective, and (b) December 31, 2004. Before such date, any Lender Party may terminate its commitment hereunder if any event occurs or information becomes available that, in the judgment of such Lender Party, results or is likely to result in the failure to satisfy any condition set forth in Section 1.

Section 3. Syndication. The Initial Lenders reserve the right, before or after the execution of the Operative Documents and any Advances thereunder, to syndicate all or a portion of their commitments to one or more other financial institutions, reasonably acceptable to the Borrower, that will become parties to the Operative Documents pursuant to a syndication to be managed by the Co-Lead Arrangers (the financial institutions becoming parties to the Operative Documents being collectively referred to herein as the “Lenders”), and the commitments of the Initial Lenders hereunder shall be reduced in a manner agreed to by the Co-Lead Arrangers as and when commitments are received from the Lenders. The Co-Lead Arrangers will manage all aspects of the syndication in consultation with Sunstone (or, if after the Closing, the Borrower), including the timing of all offers to potential Lenders, the determination of the amounts offered to potential Lenders, the acceptance of commitments of the Lenders and the compensation to be provided to the Lenders. Notwithstanding anything to the contrary, the Lender Parties will not launch a formal syndication of the Facilities prior to completion of an initial public offering of Sunstone Hotel Investors, Inc.

Sunstone shall take, and shall cause the Borrower to take, all action as the Co-Lead Arrangers may reasonably request to assist the Co-Lead Arrangers in forming a syndicate acceptable to the Co-Lead Arrangers. The assistance of Sunstone and the Borrower in forming such a syndicate shall include but not be limited to (i) making senior management and representatives of Sunstone and the Borrower available to participate in information meetings with potential Lenders at such times and places as the Co-Lead Arrangers may reasonably request; (ii) using the reasonable efforts of Sunstone and the Borrower to ensure that the syndication efforts benefit from the lending relationships of Sunstone and the Borrower; and (iii) providing the Co-Lead Arrangers with all information reasonably deemed necessary by it to successfully complete the syndication.

To ensure an effective syndication of the Facility, Sunstone agrees that until the earlier of (i) termination of the syndication (as determined by the Co-Lead Arrangers in consultation with Sunstone), and (ii) the 120th day after the Closing, Sunstone will not, and will not permit the Borrower or any of its affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof), without the prior written consent of the Co-Lead Arrangers; provided, however, that the foregoing shall not limit the ability of Sunstone Hotel Investors, Inc. or the Borrower to issue commercial paper, equity or public debt securities or incur mortgage debt on properties other than the seven properties comprising collateral for the Revolving Credit Facility.

CNAI will act as the sole administrative agent and sole collateral agent for the Facilities and the Co-Lead Arrangers will act as the sole co-lead arrangers. No additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the consent of the Lender Parties.

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Section 4. Fees. In addition to the fees described in Annexes I and II, Sunstone shall pay, or cause the Borrower to pay, the non-refundable fees set forth in the letter agreement dated the date hereof (the “Fee Letter”) between Sunstone and the Lender Parties. The terms of the Fee Letter are an integral part of each Lender Party’s commitment hereunder and constitute part of this Commitment Letter for all purposes hereof.

Section 5. Indemnification. Sunstone shall indemnify and hold harmless, and shall cause the Borrower to indemnify and hold harmless, the Lender Parties, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), joint or several, that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Commitment Letter or the Operative Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Facilities, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by Sunstone, the Borrower, any of their respective directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to Sunstone or the Borrower or any of their respective security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

Section 6. Costs and Expenses. Sunstone shall pay, or cause the Borrower to pay, or reimburse the Lender Parties on demand for, all out-of-pocket costs and expenses incurred by the Lender Parties (whether incurred before or after the date hereof) in connection with the Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, including, without limitation, the reasonable fees and expenses of counsel (subject to the terms of the Fee Letter), regardless of whether any of the transactions contemplated hereby are consummated. Sunstone shall also pay, or shall cause the Borrower to pay, all costs and expenses of the Lender Parties (including, without limitation, the reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

Section 7. Confidentiality. By accepting delivery of this Commitment Letter, Sunstone agrees that this Commitment Letter is for the confidential use of Sunstone and the Borrower only and that neither its existence nor the terms hereof will be disclosed by Sunstone, or permitted by Sunstone to be disclosed by the Borrower, to any person other than their respective officers, directors, employees, accountants, attorneys and other advisors, agents and representatives and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby; provided, however, that Sunstone may make, and may permit the Borrower to make, (i) such other public disclosures of the terms and conditions hereof as

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Sunstone or the Borrower is required by law, in the opinion of its counsel, to make, (ii) such disclosure of the terms and conditions set forth in Annexes I and II to potential lenders that may participate in either one or both of the Facilities (which disclosure shall, as and to the extent requested by the Co-Lead Arrangers, be made in writing pursuant to summaries of terms approved for such purpose by the Co-Lead Arrangers), and (iii) such disclosure of the terms and conditions hereof (exclusive of the Fee Letter) as may be required by applicable rules or regulations of the Securities Exchange Commission (“SEC”) or as may otherwise be reasonably necessary or desirable and consistent with customary market practice in the Form S-11 filed by Sunstone Hotel Investors, Inc. with the SEC.

Section 8. Representations and Warranties of Sunstone. Sunstone represents and warrants that (i) all information (other than financial projections) that has been or will hereafter be made available to the Lender Parties, any Lender or any potential Lender by Sunstone or the Borrower or any of their respective representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (ii) all financial projections that have been or will be prepared by Sunstone or the Borrower and made available to the Lender Parties, any Lender or any potential Lender have been or will be prepared in good faith based upon reasonable assumptions (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Sunstone or the Borrower, and that no assurance can be given that the projections will be realized). Sunstone agrees to supplement, or cause the Borrower to supplement, the information and projections from time to time until the Operative Documents become effective so that the representations and warranties contained in this paragraph remain correct.

In providing this Commitment Letter, the Lender Parties are relying on the accuracy of the information furnished to them by or on behalf of Sunstone and its affiliates without independent verification thereof.

Section 9. No Third Party Reliance, Etc. The agreements of the Lender Parties hereunder and of any Lender that issues a commitment to provide financing under either of the Facilities are made solely for the benefit of Sunstone and the Borrower and may not be relied upon or enforced by any other person. Please note that those matters that are not covered or made clear herein are subject to mutual agreement of the parties. Sunstone may not, and may not permit the Borrower to, assign or delegate any of its rights or obligations hereunder without the Initial Lender Parties’ prior written consent. This Commitment Letter may not be amended or modified, or any provision hereof waived, except by a written agreement signed by all parties hereto. This Commitment Letter is not intended to create a fiduciary relationship among the parties hereto.

Sunstone acknowledges, for itself and on behalf of the Borrower, that the Lender Parties and/or one or more of their affiliates may provide financing, equity capital, financial advisory and/or other services to parties whose interests may conflict with the interests of Sunstone or the Borrower. Consistent with the Lenders Parties’ policies to hold in confidence the affairs of its customers, neither any Lender Party nor its respective affiliates will furnish confidential information obtained from Sunstone or the Borrower to any of such Lender Party’s other customers. Furthermore, neither any Lender Party nor any of its respective affiliates will make available to Sunstone or the Borrower confidential information that such Lender Party obtained or may obtain from any other person.

Section 10. Governing Law, Etc. This Commitment Letter shall be governed by, and construed in accordance with, the law of the State of New York. This Commitment Letter sets forth the entire agreement

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among the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of an original executed counterpart of this Commitment Letter. Sections 3 through 8, 10 and 11 hereof shall survive the termination of the Lender Parties’ commitments hereunder. Sunstone acknowledges, for itself and the Borrower, that information and documents relating to the Facility may be transmitted through Intralinks, the internet or similar electronic transmission systems.

Section 11. Waiver of Jury Trial. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

[Balance of Page Intentionally Left Blank.]

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Please indicate Sunstone’s acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and the Fee Letter and returning them to David Bouton, Director, Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013 (fax: 212-723-8540) at or before 5:00 p.m. (New York City time) on September 21, 2004 the time at which the commitments of the Lender Parties hereunder (if not so accepted prior thereto) will terminate. If Sunstone elects to deliver this Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By	/S/ DAVID BOUTON
Name:	David Bouton
Title:	Director

CITICORP NORTH AMERICA, INC.

By	/S/ DAVID BOUTON
Name:	David Bouton
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/S/ STEPHEN B. PARAS
Name:	Stephen B. Paras
Title:	Managing Director

MERRILL LYNCH CAPITAL CORPORATION

By	/S/ STEPHEN B. PARAS
Name:	Stephen B. Paras
Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC.

By	/S/ TODD VANNUCCI
Name:	Todd Vannucci
Title:	Executive Director

[Signatures continued on next page]

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ACCEPTED AND AGREED on September 15, 2004:

SUNSTONE HOTEL INVESTORS, L.L.C.

By	/S/ JON D. KLINE
Name:	Jon D. Kline
Title:	Executive Vice President and Chief Financial Officer

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Annex I

SUNSTONE HOTEL PARTNERSHIP, LLC

Summary of Terms and Conditions

$150 Million Senior Secured Credit Facility

Borrower:	Sunstone Hotel Partnership, LLC (the “Borrower”).

Guarantors:	All obligations of the Borrower under the Facility and under any interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be unconditionally guaranteed by each existing and subsequently acquired subsidiary of the Borrower (subject to certain exceptions to be agreed, including an exception for any entity contractually prevented from providing such a guaranty), including those holding Borrowing Base Assets.

Senior Facility Amount:	$150,000,000 or such other amount as provide for under the Commitment Increase and Commitment Reduction sections of this Indicative Summary of Terms and Conditions, but in any event not more than $225,000,000.

Type of Facility:	Senior Secured Revolving Credit Facility (the “Facility”). The Facility will include a Letter of Credit subfacility (subject to a $75,000,000 sublimit) and a Swingline subfacility (subject to a sublimit to be agreed).

Purpose:	General corporate purposes, acquisitions, refinancing of certain existing mortgage indebtedness and payment of fees and expenses related to the Facility and the other transactions contemplated by the loan documents.

Availability:	The Borrower may borrow, repay and reborrow.

Collateral:	First priority perfected mortgage liens on all Borrowing Base Assets, and a first priority perfected assignment of and security interest in all related (i) equipment, fixtures and personal property, (ii) leases and rents, management agreements, licenses and other significant agreements and (iii) permits (to the extent permitted by law), approvals, contracts and other agreements applicable to construction, use or operation of the property. The Borrower will obtain title insurance insuring the mortgages in amounts acceptable to the Agent, ALTA land surveys certified to the Agent and opinions of local counsel with respect to the enforceability and perfection of the mortgages.

Administrative Agent and Senior Collateral Agent:	Citicorp North America, Inc. (the “Agent”).

Co-Lead Arrangers:	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc.

Lenders:	Citicorp North America, Inc. (“CNAI”), Merrill Lynch Capital Corporation (“Merrill Lynch”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and other financial institutions acceptable to the Borrower and the Agent.

Closing Date:	[ ], 2004, or such other date as may be agreed upon by the Borrower and the Agent.

Commitment Termination Date:	Three years from the Closing Date, subject to the Facility Extension section.

Extension of Commitments:	The Borrower will have the right to extend the Lenders’ commitments for an additional one-year period, provided that on the extension date, the Agent shall have received a certificate signed by a duly authorized officer of the Borrower stating that: (i) the representations and warranties contained in the loan documents are true and correct on and as of the extension date, and (ii) no default has occurred and is continuing or would result from such extension. The Borrower will pay the extending Lenders a Facility Extension Fee as set forth in Exhibit 1 hereto.

Commitment Increase:	The Borrower will have the right, no more than once a year, to increase the Facility Amount, in minimum increments of $5,000,000, up to a maximum Facility Amount of $225,000,000, provided that no Default (as defined in the Conditions Precedent to Closing) or Event of Default has occurred and is continuing. The Borrower may offer the increase to (x) its existing Lenders, and each existing Lender will have the right, but no obligation, to commit to all or a portion of the proposed increase (the “Proposed Increased Commitment”) (allocations will be based on the ratio of each existing Lender’s Proposed Increased Commitment, if any, to the aggregate of all Proposed Increased Commitments) and, if the aggregate of all Proposed Increased Commitments of the existing Lenders is less than the requested increase, (y) third party financial institutions acceptable to the Agent, provided that the minimum commitment of each such institution equals or exceeds $5,000,000.

Commitment Reduction:	The Borrower will have the right, upon at least 3 business days’ notice, to terminate or cancel, in whole or in part, the unused portion of the Facility Amount in excess of the aggregate outstanding Advances, provided that each partial reduction shall be in a minimum amount of $1,000,000 or any whole multiple of $250,000 in excess thereof. Once terminated, a commitment may not be reinstated.

Unused Fee:	As set forth in Exhibit 1 hereto.

Upfront Fee:	As set forth in a separate Fee Letter.

Letter of Credit Fee:	As set forth in Exhibit 1 hereto.

Annual Agency Fee:	As set forth in a separate Fee Letter.

Interest Rates and Interest Periods:	At the Borrower’s option, any Advance that is made to it will be available at the rates and for the Interest Periods stated below:

1) Base Rate: a fluctuating rate equal to Citibank, N.A.’s Base Rate plus the Applicable Margin.

2) Eurodollar Rate: a periodic fixed rate equal to LIBOR plus the Applicable Margin.

The Eurodollar Rate will be fixed for Interest Periods of 1, 2, 3 or 6 months.

Upon the occurrence and during the continuance of any Event of Default, each Eurodollar Rate Advance will convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance.

Applicable Margin:	As set forth in Exhibit 1 hereto.

Reference Banks:	Citibank, N.A. and certain other banks to be determined.

Interest Payments:	At the end of each Interest Period for each Advance, but no less frequently than quarterly. Interest will be computed on a 365/366-day basis for Base Rate Advances and a 360-day basis for Eurodollar Rate Advances.

Advances:	Advances will be in minimum principal amounts of $1,000,000 and integral multiples of $250,000 in excess thereof. All Advances will be made by the Lenders ratably in proportion to their respective commitments. Advances will be available on same day notice for Base Rate Advances and 3 business days’ notice for Eurodollar Rate Advances. Advances and Letters of Credit issuances will be subject to the Borrowing Base.

Repayment:	The Borrower will repay each Advance no later than on the Commitment Termination Date.

Amortization:	None.

Optional Prepayment:	Advances may be prepaid without penalty, on same day notice for Base Rate Advances and 2 business days’ notice for Eurodollar Rate Advances, in minimum amounts of $1,000,000 and increments of $250,000 in excess thereof. The Borrower will bear all breakage costs related to the prepayment of a Eurodollar Rate Advance prior to the last day of the Interest Period thereof.

Loan Documentation:	The commitments will be subject to the preparation, execution and delivery of mutually acceptable loan documentation, which will contain conditions precedent, representations and warranties, covenants, events of default and other provisions customary for facilities of this nature, including, but not limited to, those noted below.

Conditions Precedent to Closing:	Customary for facilities of this nature, including, but not limited to:

1)      Completion of the Formation and Structuring Transactions described in the Form S-11 (the “Registration Statement”) filed by Sunstone Hotel Investors, Inc. (the “REIT”) with the Securities and Exchange Commission (the “SEC”), and closing of the initial public offering of the REIT contemplated therein generating primary equity issuance gross proceeds of at least $250,000,000.

2) Board resolutions.

3) Incumbency/specimen signature certificate.

4) Accuracy of representations and warranties.

5) No Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default (a “Default”), has occurred and is continuing.

6) Favorable legal opinion from counsel for the Borrower.

7) Favorable legal opinion from counsel for the Agent.

8)      The Borrower shall enter into interest rate protection agreements, pursuant to documentation reasonably satisfactory to the Agent, such that not less than 66 2/3% of consolidated debt for borrowed money is hedged or bears interest at a fixed rate.

9) Receipt of appraisals, engineering and environmental reports satisfactory to the Agent.

10) The repayment of certain existing mortgage indebtedness in the amounts and to the lenders described in the “Use of Proceeds” Section of the Registration Statement.

Conditions Precedent to all Advances and Issuance/Extensions of Letters of Credit:	Customary for facilities of this nature, including, but not limited to:

1)      All representations and warranties are true and correct on and as of the date of the Advance or issuance/extension of a Letter of Credit, before and after giving effect to such Advance or issuance/extension of a Letter of Credit, as the case may be, and to the application of the proceeds therefrom, as though made on and as of such date.

2) No Default or Event of Default has occurred and is continuing, or would result from such Advance or issuance/extension of a Letter of Credit, as the case may be.

3) Advances and Letters of Credit not to exceed the Borrowing Base Availability.

Representations and Warranties:	Customary for facilities of this nature, including, but not limited to:

1) Confirmation of corporate status and authority.

2) Due authorization of the loan documents.

3) Execution, delivery, and performance of loan documents do not violate law or existing agreements.

4) No governmental or regulatory approvals required.

5)      No litigation, proceeding or investigation which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects, or which could reasonably be expected to affect the legality, validity and enforceability of the loan documents.

6) No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Borrower and its subsidiaries, taken as a whole, since December 31, 2003.

7) Accuracy of information, financial statements.

8) Legality, validity, binding effect and enforceability of the loan documents.

9) Material compliance with all laws and regulations, including ERISA and all applicable environmental laws and regulations.

10) Margin regulations.

11) Not an investment company.

12) Solvency.

13) The REIT qualifies as a real estate investment trust under the Internal Revenue Code.

Corporate Financial Covenants:	Customary for facilities of this nature, applicable to the Borrower and the Guarantors, including but not limited to:

1)      Minimum Tangible Net Worth: 85% of Tangible Net Worth per GAAP as of the end of the fiscal quarter most recently ended prior to the Closing Date plus 75% of the net proceeds of primary equity issuances.

2) Minimum Adjusted EBITDA to Fixed Charges: 1.5:1.0

3) Maximum REIT Dividend Payout Ratio: 95% of FFO or an amount necessary to maintain REIT status.

4) Maximum Total Debt to EBITDA: 7.0:1.0 through 12/30/06 and 6.5:1.0 thereafter.

5) Maximum Senior Debt to EBITDA: 6.5:1.0 through 12/30/06 and 6.0:1.0 thereafter.

Notes Regarding Corporate Financial Covenants:	1) Adjusted EBITDA will equal EBITDA less the FF&E Reserve.

2) FF&E Reserve will equal 4% of revenues.

3) Fixed Charges will equal the sum of interest expense on Total Debt plus scheduled amortization (not including final maturities) plus preferred dividends.

Covenants:	Customary for facilities of this nature, including, but not limited to:

1) Preservation and maintenance of corporate existence.

2) Material compliance with laws and regulations (including ERISA and applicable environmental laws and regulations).

3) Payment of taxes.

4) Payment of material obligations.

5) Visitation and inspection rights.

6) Maintenance of books and records.

7) Maintenance of properties.

8) Maintenance of insurance.

9) Maintenance of first priority perfected liens on the Collateral.

10)   Certain restrictions to be agreed on change of business, transactions with affiliates, acquisitions, permitted investments, asset dispositions, consolidations, mergers, sales of assets and sale/leaseback transactions.

11)   Delivery of audited annual consolidated financial statements and unaudited quarterly consolidated financial statements (it being acknowledged that the annual and quarterly public reporting filed by the REIT with the SEC will satisfy the foregoing requirements), together with other financial information as the Agent may request.

12) Other reporting requirements and notices of default, material litigation, material claims affecting Borrowing Base Assets and material environmental events.

13) Use of proceeds.

14)   The REIT shall at all times (i) remain a publicly traded company listed on the NYSE or other national stock exchange and (ii) maintain its status as a real estate investment trust under IRS rules and regulations.

15) Appraisals of the Borrowing Base Assets to be performed at the request of the Agent, but not more frequently than annually.

Borrowing Base Assets:

The initial Borrowing Base Assets will consist of:

1.      Holiday Inn - Boise, ID

2.      Holiday Inn - Hollywood, CA

3.      Hilton Garden Inn - Lake Oswego, OR

4.      Marriott - Portland, OR

5.      Marriott - Riverside, CA

6.      Hyatt Regency - Atlanta, GA

7.      Marriott - Napa, CA

Borrowing Base Covenants:	1) Maximum Revolver Outstanding to Borrowing Base Value: 65%.

2)      Minimum Borrowing Base Debt Service Coverage Ratio: 2.0:1.0, calculated with reference to (i) Adjusted NOI of the Borrowing Base Assets and (i) annual interest payments under the Facility applying an interest rate equal to the Applicable Margin for Eurodollar Rate Advances under the Facility plus the greater of 3.0% and the 3-year swap rate.

3)      The Borrowing Base shall at all times have a minimum of six Borrowing Base Assets and no single Borrowing Base Asset (other than the Marriott – Napa, CA asset) may account for more than 25% of the pool on an Adjusted NOI basis unless approved by the Required Lenders (defined below).

4)      Additions to the Borrowing Base limited to hotels with at least one year of operating history that are rated “upscale”, upper upscale” or better by Smith Travel Research. On the date of any acquisition, the Adjusted NOI of the Borrowing Base Assets (adjusted on a pro forma basis to account for the acquisition) must produce an Implied Debt Service Coverage Ratio of not less than 1.4:1.0.

5)      Proposed additions to the Borrowing Base that fail to meet the criteria described above will become Borrowing Base Assets only with the approval of the Required Lenders.

6)      Removal of Borrowing Base Assets will be permitted, subject to the aforementioned criteria plus an average RevPAR for all Borrowing Base Assets (measured on a proforma basis as of the date immediately following the removal) of not less than 95% of the RevPAR that existed as of the date immediately preceding such removal.

Notes Regarding Borrowing Base Covenants:	1) An appraisal will be required for each Borrowing Base Asset and all subsequent additions to the Borrowing Base. The Borrowing Base Value will be the appraised value.

2) Adjusted NOI will equal net operating income, less a management fee (equal to the greater of 3.5% of revenues or actual), less an FF&E reserve (equal to 4% of revenues).

3)      Implied Debt Service will equal annual interest payments on the outstanding Senior Facility Amount (adjusted on a pro forma basis to include any Advances made in connection with the acquisition) based on a debt constant of 8.5%.

Events of Default:	Customary for facilities of this nature, including, but not limited to:

1) Failure to pay principal when due and failure to pay interest, fees and other amounts within 3 business days of when due.

2) Representations or warranties materially incorrect.

3) Failure to comply with covenants (with notice and cure periods as applicable).

4)      Cross-default to (i) payment defaults on principal aggregating (a) $10,000,000 or more for indebtedness that is recourse to the Borrower or (b) $100,000,000 or more for any other indebtedness of the Borrower or any of its subsidiaries, or (ii) other events if the effect is to accelerate or permit acceleration of such debt (subject to certain cure rights to be agreed).

5) Failure to pay a judgment or court order if not stayed within an appropriate period in excess of $10,000,000 individually or in the aggregate.

6)      Bankruptcy, liquidation, or the appointment of a receiver or similar official or institution of any such proceeding against the Borrower or a Guarantor if not dismissed within an appropriate period.

7) ERISA.

8) Change of control or ownership.

9) Failure to maintain first priority perfected liens on the Collateral.

Other:	Loan documentation will include:

1)      Indemnification of the Agent and Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any liabilities and expenses arising out of the Facility or the use or proposed use of proceeds including environmental liabilities.

2) Waiver of consequential damages.

3) Normal agency, set-off and sharing language.

4)      “Required Lenders” defined as those holding greater than 50% of the sum of all outstanding Advances plus all unused commitments. The consent of all or affected Lenders will be required to increase the size of the Facility (other than as provided for in the Commitment Increase section), extend the Commitment Termination Date (other than as provided in the Extension of Commitments section), decrease interest rates, principal or fees, postpone scheduled payment dates or for those provisions requiring 100% Lender approval, reduce the percentage of Lenders required to take action or release any Guarantor or Collateral.

Assignments and Participations:	Each Lender will have the right to assign to one or more eligible assignees all or a portion of its rights and obligations under the loan documents, with the consent, not to be unreasonably withheld, of the Agent and, so long as no default has occurred, the Borrower. Minimum aggregate assignment levels will be $5,000,000 and increments of $1,000,000 in excess thereof. The parties to the assignment (other than the Borrower) will pay to the Agent an administrative fee of $3,500.

Each Lender will also have the right, without the consent of the Borrower or the Agent, to assign (i) as security, all or part of its rights under the loan documents to any Federal Reserve Bank and (ii) with notice to the Borrower and the Agent, all or part of its rights and obligations under the loan documents to any of its affiliates.

Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants’ voting rights.

Yield Protection, Taxes, and Other Deductions:

1)      The loan documents will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, and reserve and capital adequacy requirements.

2)      All payments to be free and clear of any present or future U.S. taxes, withholdings or other deductions whatsoever (other than franchise and income taxes in the jurisdiction of the Lender’s applicable lending office). The Lenders will use reasonable efforts to minimize to the extent possible any applicable taxes and the Borrower will indemnify the Lenders and the Agent for such taxes paid by the Lenders or the Agent. Foreign lenders will furnish appropriate evidence of exemption from U.S. withholding taxes.

Governing Law:	State of New York.

Counsel to the Agent:	Shearman & Sterling LLP.

Expenses:	The Borrower will reimburse the Arranger and the Agent for all out-of-pocket expenses (including fees and expenses of counsel to the Agent) incurred by them in the negotiation, syndication and execution of the Facility. Such expenses will be reimbursed by the Borrower upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

Submission to Jurisdiction:	The Borrower will agree to submit to the non-exclusive jurisdiction of the courts of the State of New York in connection with disputes that may arise in connection with the Facility.

Exhibit 1

Applicable Margin:	The Applicable Margin for Eurodollar Rate Advances and Base Rate Advances means an amount which will vary, as per the Pricing Grid below, based on the Total Debt to Adjusted EBITDA, provided that (i) the Applicable Margin will initially be 200 bps for Eurodollar Rate Advances and 100 bps for Base Rate Advances, and (ii) upon the occurrence and during the continuance of any Event of Default, the Applicable Margin will increase by 200 basis points per annum.

Total Debt to Adjusted EBITDA	Applicable Margin for Eurodollar Rate Advances (bps)	Applicable Margin for Base Rate Advances (bps)
>6.0	200	100
>5.0 ≤ 6.0	175	75
< 5.0	150	50

Unused Fee:	50 bps, payable on the average unused commitment. The Unused Fee will be payable on each Lender’s commitment, quarterly in arrears on the last day of each March, June, September and December, and on the Commitment Termination Date. The Unused Fee will be calculated on a 360-day basis.

Facility Extension Fee:	The Borrower will pay the extending Lenders a Facility Extension Fee of 25 bps based on their respective commitments.

Letter of Credit Fee:	12.5 bps fronting fee payable to the Issuing Bank upon the issuance of each Letter of Credit. Usage fees on the average aggregate available amount of all Letters of Credit will be payable to all Lenders in an amount equal to the Applicable Margin for Eurodollar Rate Advances.

Annex II

SUNSTONE HOTEL PARTNERSHIP, LLC

Summary of Terms and Conditions

$75 Million Subordinate Term Loan Facility

Borrower:	Sunstone Hotel Partnership, LLC (the “Borrower”).

Guarantors:	All obligations of the Borrower under the Facility and under any interest protection or other hedging arrangements entered into with a Lender (or any affiliate thereof) will be unconditionally guaranteed by Sunstone Hotel Investors, Inc. (the “REIT”) and each existing and subsequently acquired subsidiary of the Borrower (subject to certain exceptions to be agreed, including an exception for any entity contractually prevented from providing such a guaranty).

Subordinate Term Facility Amount:	$75,000,000.

Type of Facility:	Subordinate Lien Term Loan Facility (the “Facility”).

Purpose:	General corporate purposes, acquisitions, refinancing of certain existing mortgage indebtedness and payment of fees and expenses related to the Facility and the other transactions contemplated by the loan documents.

Availability:	Single advance at Closing (the “Term Advance”).

Collateral:	First priority pledge of 100% of the ownership interests in all of the Borrower’s subsidiaries (subject to certain exceptions to be agreed, including an exception for any entity contractually prevented from doing so), but including either (i) 100% of the membership interests in the Borrower, or (ii) 100% of the ownership interests in a holding company subsidiary through which the Borrower owns its other subsidiaries.

Administrative Agent and Junior Collateral Agent:	Citicorp North America, Inc. (the “Agent”).

Co-Lead Arrangers:	Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc.

Lenders:	Citicorp North America, Inc. (“CNAI”), Merrill Lynch Capital Corporation (“Merrill Lynch”), Morgan Stanley Senior Funding, Inc. (“Morgan Stanley”) and other financial institutions acceptable to the Borrower and the Agent.

Closing Date:	[ ], 2004, or such other date as may be agreed upon by the Borrower and the Agent.

Commitment Termination Date:	Four years from the Closing Date.

Commitment Reduction:	Any prepayment will automatically reduce the Commitments of the Lenders in a like amount. Amounts prepaid may not be reborrowed.

Upfront Fee:	As set forth in a separate Fee Letter.

Annual Agency Fee:	As set forth in a separate Fee Letter.

Interest Rates and Interest Periods:	At the Borrower’s option, any Advance that is made to it will be available at the rates and for the Interest Periods stated below:

1) Base Rate: a fluctuating rate equal to Citibank, N.A.’s Base Rate plus the Applicable Margin.

2) Eurodollar Rate: a periodic fixed rate equal to LIBOR plus the Applicable Margin.

The Eurodollar Rate will be fixed for Interest Periods of 1, 2, 3 or 6 months.

Upon the occurrence and during the continuance of any Event of Default, each Eurodollar Rate Advance will convert to a Base Rate Advance at the end of the Interest Period then in effect for such Eurodollar Rate Advance.

Applicable Margin:	The Applicable Margin will be 400 bps for Eurodollar Rate Advances and 300 bps for Base Rate Advances. Upon the occurrence and during the continuance of any Event of Default, the Applicable Margin will increase by 200 bps per annum.

Reference Banks:	Citibank, N.A. and certain other banks to be determined.

Interest Payments:	At the end of each Interest Period for each Advance, but no less frequently than quarterly. Interest will be computed on a 365/366-day basis for Base Rate Advances and a 360-day basis for Eurodollar Rate Advances.

Advances:	Single Term Advance by each Lender at Closing aggregating the full Facility Amount. All Advances will be made by the Lenders ratably in proportion to their respective commitments.

Repayment:	The Borrower will repay each Advance no later than on the Commitment Termination Date.

Amortization:	None.

Optional Prepayment:	Advances may prepaid, in whole or in part (i) during the first 6 months after the Closing Date only upon payment of yield maintenance in an amount equal to 150 bps of the principal amount of the Advances being prepaid, (ii) during months 7 through 12 after the Closing Date only upon payment of yield maintenance in an amount equal to 100 bps of the principal amount of the Advances being prepaid, (iii) during months 13 through 18 after the Closing Date only upon payment of yield maintenance in an amount equal to 50 bps of the principal amount of the Advances being prepaid, and (iv) thereafter without penalty. Prepayments may be made on same day notice for Base Rate Advances and require 2 business days’ notice for Eurodollar Rate Advances. All prepayments must be in minimum amounts of $1,000,000 and increments of $250,000 in excess thereof. The Borrower will bear all breakage costs

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related to the prepayment of a Eurodollar Rate Advance prior to the last day of the Interest Period thereof.

Mandatory Prepayment:	The Borrower shall offer to the Agent (who shall respond on behalf of the Lenders within ten business days) to prepay Advances in an aggregate amount equal to the net proceeds of any issuance of debt for borrowed money by the Borrower or its subsidiaries (exclusive of (i) revolving credit borrowings under the Borrower’s Senior Secured Credit Facility, and (ii) asset level or mezzanine secured indebtedness that is not recourse to the Borrower other than to the extent of customary non-recourse carve-outs).

Loan Documentation:	The commitments will be subject to the preparation, execution and delivery of mutually acceptable loan documentation which will contain conditions precedent, representations and warranties, covenants, events of default and other provisions customary for facilities of this nature, including, but not limited to, those noted below.

Intercreditor Agreement:	The Lenders and the Junior Collateral Agent will enter into an Intercreditor Agreement with the Senior Lenders and the Senior Collateral Agent under the Borrower’s Senior Secured Credit Facility (the “Senior Lenders”) on customary terms and conditions.

Conditions Precedent to Closing:	Customary for facilities of this nature, including, but not limited to:

1)       Completion of the Formation and Structuring Transactions described in the Form S-11 (the “Registration Statement”) filed by the REIT with the Securities and Exchange Commission (the “SEC”), and closing of the initial public offering of the REIT contemplated therein generating primary equity issuance gross proceeds of at least $250,000,000.

2) Board resolutions.

3) Incumbency/specimen signature certificate.

4) Accuracy of representations and warranties.

5) No Event of Default, or event which with the giving of notice or lapse of time or both would be an Event of Default (a “Default”), has occurred and is continuing.

6) Favorable legal opinion from counsel for the Borrower.

7) Favorable legal opinion from counsel for the Agent.

8)       The Borrower shall enter into interest rate protection agreements, pursuant to documentation reasonably satisfactory to the Agent, such that not less than 66 2/3% of consolidated debt for borrowed money is hedged or bears interest at a fixed rate.

9) Receipt of appraisals, engineering and environmental reports satisfactory to the Agent.

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10) The repayment of certain existing mortgage indebtedness in the amounts and to the lenders described in the “Use of Proceeds” Section of the Registration Statement.

Conditions Precedent to the Term Advance:	Customary for facilities of this nature, including, but not limited to:

1)       All representations and warranties are true and correct on and as of the date of the Advance, before and after giving effect to such Advance, and to the application of the proceeds therefrom, as though made on and as of such date.

2) No Default or Event of Default has occurred and is continuing, or would result from such Advance.

Representations and Warranties:	Customary for facilities of this nature, including, but not limited to:

1) Confirmation of corporate status and authority.

2) Due authorization of the loan documents.

3) Execution, delivery, and performance of loan documents do not violate law or existing agreements.

4) No governmental or regulatory approvals required.

5)       No litigation, proceeding or investigation which could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations or prospects, or which could reasonably be expected to affect the legality, validity and enforceability of the loan documents.

6) No material adverse change in the business, condition (financial or otherwise), operations or prospects of the Borrower and its subsidiaries, taken as a whole, since December 31, 2003.

7) Accuracy of information, financial statements.

8) Legality, validity, binding effect and enforceability of the loan documents.

9) Material compliance with all laws and regulations, including ERISA and all applicable environmental laws and regulations.

10) Margin regulations.

11) Not an investment company.

12) Solvency.

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13) The REIT qualifies as a real estate investment trust under the Internal Revenue Code.

Corporate Financial Covenants:	Customary for facilities of this nature, applicable to the Borrower and the Guarantors, including but not limited to:

1)       Minimum Tangible Net Worth: 85% of Tangible Net Worth per GAAP as of the end of the fiscal quarter most recently ended prior to the Closing Date plus 75% of the net proceeds of primary equity issuances.

2) Minimum Adjusted EBITDA to Fixed Charges: 1.5:1.0

3) Maximum REIT Dividend Payout Ratio: 95% of FFO or an amount necessary to maintain REIT status.

4) Maximum Total Debt to EBITDA: 7.0:1.0 through 12/30/06 and 6.5:1.0 thereafter.

5) Maximum Senior Debt to EBITDA: 6.5:1.0 through 12/30/06 and 6.0:1.0 thereafter.

Notes Regarding Corporate Financial Covenants:	1) Adjusted EBITDA will equal EBITDA less the FF&E Reserve.

2) FF&E Reserve will equal 4% of revenues.

3) Fixed Charges will equal the sum of interest expense on Total Debt plus scheduled amortization (not including final maturities) plus preferred dividends.

Covenants:	Customary for facilities of this nature, including, but not limited to:

1) Preservation and maintenance of corporate existence.

2) Material compliance with laws and regulations (including ERISA and applicable environmental laws and regulations).

3) Payment of taxes.

4) Payment of material obligations.

5) Visitation and inspection rights.

6) Maintenance of books and records.

7) Maintenance of properties.

8) Maintenance of insurance.

9) Maintenance of first priority perfected liens on the Collateral.

10) Prohibition on (i) Recourse Debt that is senior to the Facility, other than revolving credit borrowings under the Borrower’s Senior

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Secured Credit Facility, and (ii) Recourse Debt that is pari passu to the Facility, unless and to the extent that the Borrower complies with the Mandatory Prepayment section above (subject to certain customary exceptions to be agreed). “Recourse Debt” defined as indebtedness that is recourse to the Borrower, except to the extent of liabilities in respect of non-recourse carve-out guarantees issued in connection with asset level or mezzanine secured financings that are not otherwise recourse to the Borrower.

11)     Certain restrictions to be agreed on change of business, transactions with affiliates, acquisitions, permitted investments, asset dispositions, consolidations, mergers, sales of assets and sale/leaseback transactions.

12)     Delivery of audited annual consolidated financial statements and unaudited quarterly consolidated financial statements (it being acknowledged that the annual and quarterly public reporting filed by the REIT with the SEC will satisfy the foregoing requirements), together with other financial information as the Agent may request.

13) Other reporting requirements and notices of default, material litigation and material environmental events.

14) Use of proceeds.

15)     The REIT shall at all times (i) remain a publicly traded company listed on the NYSE or other national stock exchange and (ii) maintain its status as a real estate investment trust under IRS rules and regulations.

Events of Default:	Customary for facilities of this nature, including, but not limited to:

1) Failure to pay principal when due and failure to pay interest, fees and other amounts within 3 business days of when due.

2) Representations or warranties materially incorrect.

3) Failure to comply with covenants (with notice and cure periods as applicable).

4)       Cross-default to (i) payment defaults on principal aggregating (a) $10,000,000 or more for indebtedness that is recourse to the Borrower or (b) $50,000,000 or more for any other indebtedness of the Borrower or any of its subsidiaries, or (ii) other events if the effect is to accelerate or permit acceleration of such debt (subject to certain cure rights to be agreed).

5) Failure to pay a judgment or court order if not stayed within an appropriate period in excess of $10,000,000 individually or in the aggregate.

6)       Bankruptcy, liquidation, or the appointment of a receiver or similar official or institution of any such proceeding against the Borrower or a Guarantor if not dismissed within an appropriate period.

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7) ERISA.

8) Change of control or ownership.

9) Failure to maintain first priority perfected liens on the Collateral.

Other:	Loan documentation will include:

1)       Indemnification of the Agent and Lenders and their respective affiliates, officers, directors, employees, agents and advisors for any liabilities and expenses arising out of the Facility or the use or proposed use of proceeds including environmental liabilities.

2) Waiver of consequential damages.

3) Normal agency, set-off and sharing language.

4)       “Required Lenders” defined as those holding greater than 50% of outstanding Advances. The consent of all or affected Lenders will be required to increase the size of the Facility, extend the Commitment Termination Date (other than as provided in the Extension of Commitments section), decrease interest rates, principal or fees, postpone scheduled payment dates or for those provisions requiring 100% Lender approval, reduce the percentage of Lenders required to take action or release any Guarantor or Collateral.

Assignments and Participations:	Each Lender will have the right to assign to one or more eligible assignees all or a portion of its rights and obligations under the loan documents, with the consent, not to be unreasonably withheld, of the Agent and, so long as no default has occurred, the Borrower. Minimum aggregate assignment levels will be $1,000,000 and increments of $500,000 in excess thereof. The parties to the assignment (other than the Borrower) will pay to the Agent an administrative fee of $3,500 on secondary assignments and participations.

Each Lender will also have the right, without the consent of the Borrower or the Agent, to assign (i) as security, all or part of its rights under the loan documents to any Federal Reserve Bank and (ii) with notice to the Borrower and the Agent, all or part of its rights and obligations under the loan documents to any of its affiliates.

Each Lender will have the right to sell participations in its rights and obligations under the loan documents, subject to customary restrictions on the participants’ voting rights.

Yield Protection, Taxes, and Other Deductions:

1)       The loan documents will contain yield protection provisions, customary for facilities of this nature, protecting the Lenders in the event of unavailability of funding, funding losses, and reserve and capital adequacy requirements.

2)       All payments to be free and clear of any present or future U.S. taxes, withholdings or other deductions whatsoever (other than franchise and income taxes in the jurisdiction of the Lender’s applicable

7

lending office). The Lenders will use reasonable efforts to minimize to the extent possible any applicable taxes and the Borrower will indemnify the Lenders and the Agent for such taxes paid by the Lenders or the Agent. Foreign lenders will furnish appropriate evidence of exemption from U.S. withholding tax.

Governing Law:	State of New York.

Counsel to the Agent:	Shearman & Sterling LLP.

Expenses:	The Borrower will reimburse the Arranger and the Agent for all out-of-pocket expenses (including fees and expenses of counsel to the Agent) incurred by them in the negotiation, syndication and execution of the Facility. Such expenses will be reimbursed by the Borrower upon presentation of a statement of account, regardless of whether the transaction contemplated is actually completed or the loan documents are signed.

Submission to Jurisdiction:	The Borrower will agree to submit to the non-exclusive jurisdiction of the courts of the State of New York in connection with disputes that may arise in connection with the Facility.

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